Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140083, 333-172020, 333-222724 and 333-289401 on Form S-8 of our reports dated September 22, 2026, relating to the financial statements of New Oriental Education & Technology Group Inc. and the effectiveness of New Oriental Education & Technology Group Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of New Oriental Education & Technology Group Inc. for the year ended May 31, 2026.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

September 22, 2026